BROADRIDGE FINANCIAL SOLUTIONS, INC. - KEY STATS
INVESTOR COMMUNICATION SOLUTIONS SEGMENT
Q4 FY15
(in millions)

Exhibit 99.3

RC= Recurring
ED= Event Driven

	Fee Revenues	4Q14	4Q15	FY14	FY15	Type
Proxy	**Equities**	$ 225.3	$ 240.4	$ 313.6	$ 333.4	RC
	Stock Record Position Growth	*10%*	*6%*	*8%*	*7%*	
	Pieces	*242.6*	*254.4*	*314.7*	*330.8*	
	Mutual Funds	$ 20.8	$ 17.9	$ 56.8	$ 55.6	ED
	Pieces	*29.6*	*35.8*	*77.6*	*88.8*	
	Contests/Specials	$ 6.2	$ 12.7	$ 17.1	$ 29.4	ED
	Pieces	*6.2*	*10.6*	*18.4*	*27.6*	
	Total Proxy	$ 252.3	$ 271.0	$ 387.5	$ 418.4	
	Total Pieces	*278.4*	*300.8*	*410.7*	*447.2*	
	Notice and Access Opt-in %	*69%*	*73%*	*69%*	*72%*	
	Suppression %	*63%*	*66%*	*62%*	*65%*	
Interims	**Mutual Funds (Annual/Semi-Annual Reports/Annual Prospectuses)**	$ 46.0	$ 45.2	$ 172.8	$ 179.0	RC
	Position Growth	*8%*	*7%*	*11%*	*8%*	
	Pieces	*224.4*	*228.4*	*810.6*	*872.4*	
	Mutual Funds (Supplemental Prospectuses) & Other	$ 8.3	$ 7.5	$ 41.1	$ 45.8	ED
	Pieces	*39.2*	*36.1*	*212.9*	*220.5*	
	Total Interims	$ 54.3	$ 52.7	$ 213.9	$ 224.8	
	Total Pieces	*263.6*	*264.5*	*1,023.5*	*1,092.9*	
Transaction Reporting	**Transaction Reporting/Customer Communications**	$ 40.0	$ 37.6	$ 161.5	$ 162.7	RC
Fulfillment	**Fulfillment**	$ 33.5	$ 36.7	$ 142.9	$ 148.5	RC
Emerging, Acquired, and Other	**Emerging/Acquired**	$ 50.6	$ 68.7	$ 170.2	$ 224.5	RC
	Other	$ 13.5	$ 14.7	$ 40.6	$ 42.0	ED
	Total Emerging/Acquired and Other	$ 64.1	$ 83.4	$ 210.8	$ 266.5	
	Total Fee Revenues	$ 444.2	$ 481.4	$ 1,116.6	$ 1,220.9	
	Total Distribution Revenues	$ 273.4	$ 284.4	$ 764.4	$ 809.3	
	Total Revenues	$ 717.6	$ 765.8	$ 1,881.0	$ 2,030.2	
	Total RC Fees	$ 395.4	$ 428.6	$ 961.0	$ 1,048.1	
	% RC Growth	*11%*	*8%*	*11%*	*9%*	
	Total ED Fees	$ 48.8	$ 52.8	$ 155.6	$ 172.8	

In connection with an organizational change made in 2014 in order to further align and enhance our portfolio of services, certain discrete services that were previously reported in our Global Technology and Operations reportable segment are now reported within the Investor Communication Solutions reportable segment. As a result, our prior period segment results have been revised to reflect this change in reportable segments.

BROADRIDGE FINANCIAL SOLUTIONS, INC. - KEY STATS
GLOBAL TECHNOLOGY AND OPERATIONS (FORMERLY KNOWN AS SECURITIES PROCESSING SOLUTIONS)
Q4 FY15
($ in millions)

RC= Recurring
ED= Event Driven

		4Q14	4Q15	FY14	FY15	Type
Equity						
Transaction-Based	**Equity Trades**	$ 31.7	$ 32.6	$ 133.1	$ 134.6	RC
	Internal Trade Volume (Average Trades per Day in '000)	*918*	*949*	*952*	*977*	
	Internal Trade Growth	*1%*	*3%*	*12%*	*3%*	
	Trade Volume (Average Trades per Day in '000)	*921*	*950*	*964*	*980*	
Non-Transaction	**Other Equity Services**	108.9	114.5	$ 426.2	$ 435.5	RC
	Total Equity	$ 140.6	$ 147.2	$ 559.3	$ 570.1	
Fixed Income						
Transaction-Based	**Fixed Income Trades**	$ 14.1	$ 14.7	$ 57.1	$ 58.3	RC
	Internal Trade Volume (Average Trades per Day in '000)	*303*	*322*	*301*	*309*	
	Internal Trade Growth	*-7%*	*6%*	*-2%*	*3%*	
	Trade Volume (Average Trades per Day in '000)	*304*	*334*	*302*	*327*	
Non-Transaction	**Other Fixed Income Services**	$ 16.2	$ 15.8	$ 64.3	64.1	RC
	Total Fixed Income	$ 30.3	$ 30.5	$ 121.4	$ 122.4	
	Total Revenues	$ 171.0	$ 177.6	$ 680.7	$ 692.5	

In connection with an organizational change made in 2014 in order to further align and enhance our portfolio of services, certain discrete services that were previously reported in our Global Technology and Operations reportable segment are now reported within the Investor Communication Solutions reportable segment. As a result, our prior period segment results have been revised to reflect this change in reportable segments.